EXHIBIT 1

                            (GPU NEWS RELEASE LETTERHEAD)

                    Gordon Tomb
                    (717) 948-8197                     October 17, 1995
                    Carol Clawson                      95-033
                    (201) 316-7706


                    IMMEDIATELY


             APPEALS COURT RULES THAT TMI-2 PLAINTIFFS MAY SEEK PUNITIVE

          DAMAGES



               PARSIPPANY,  N.J.,  October  17,  1995  --  General   Public

          Utilities  Corporation (NYSE:GPU)  announced today that  the U.S.

          Court  of Appeals for the Third Circuit has ruled that plaintiffs who claim they  were injured as a result of  the 1979 accident at

          Unit  No. 2 of the  Three Mile Island  Nuclear Generating Station

          may seek  punitive damages.  In  so doing, the Court  referred to the  "finite  fund"  to  which  plaintiffs  must  resort  to  get

          compensatory  as  well  as punitive  damages.    Pursuant to  the

          Federal  Price-Anderson  Act,  primary  financial  protection  is provided  in the  form  of insurance  policies  with a  group  of insurance companies,  and secondary  financial protection  in the

          form   of  private   liability   insurance   under  an   industry

          retrospective rating plan.   The  Court said that  a third  layer

          provided  by  the Federal  government could  not  be used  to pay punitive damage awards.

               The GPU  defendants believe that any liability to which they might be  subject by reason of  the TMI-2 accident and  the Third

          Circuit  decisions will not exceed the sum of their insurance and secondary protection under the Price-Anderson Act.



               In  a related action, the  Court of Appeals  also found that the standard of care owed by the defendants to the plaintiffs was determined  by  the  specific  level of  radiation  permitted  by

          Nuclear Regulatory Commission regulations to be released into the

          environment, as measured at  the site boundary.    The plaintiffs

          had argued that an "as low as reasonably achievable" standard was

          proper.      Because  those  levels  were  exceeded,  plaintiffs'

          remaining burden is to show that the injuries  they claim to have suffered were caused by those emissions.

               The trial  of the first 10  of the 2,100 pending  claims has been scheduled for  1996. TMI-2  is owned by  GPU's three  public utility subsidiaries.

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